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                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       COLLEGE TELEVISION NETWORK, INC.


     1. (a) The present name of the corporation (hereinafter called the "Corporation") is College Television Network, Inc.

         (b) The name under which the Corporation was originally incorporated is Light Technologies, Inc., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is August 17, 1989.

     2. The certificate of incorporation of the Corporation is hereby amended by (i) striking out Article FIRST thereof and by substituting in lieu therefor new Article FIRST which is set forth in the Restated Certificate of Incorporation hereinafter provided for, (ii) amending the par value of the Corporation's authorized common stock from $.001 to $.005 per share, as set forth in Article FOURTH of the Restated Certificate of Incorporation as hereinafter provided for, and (iii) striking out Article SEVENTH thereof and by substituting in lieu thereof new Article SEVENTH which is set forth in the Restated Certificate of Incorporation hereinafter provided for. The foregoing amendment to Article FOURTH reflects a reverse stock split of the Corporation's authorized common stock such that each five (5) of the previously issued shares of $.001 par value common stock shall be consolidated into one (1) share of common stock having a par value of $.005, with payment in cash to the registered holders of all resulting fractional issued shares of the fair value of the shares as of the effective date of such consolidation, which shall be the date this Restated Certificate of Incorporation is duly filed with the Secretary of State of the State of Delaware.

     3. The provisions of the certificate of incorporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of College Television Network, Inc., without any further amendment other than the amendment certified herein and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     4. The amendment and restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment and of the restatement of the certificate of incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

     5. The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

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         "FIRST:  The name of the Corporation is College Television Network,
     Inc.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred and Two Million (102,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.005 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $.001 per share.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but not be limited to, determining the following:

          (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

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          (e)  the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

          (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

          The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

          FIFTH:   Unless required by law or determined by the Chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

          SIXTH:   The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provisions contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

          SEVENTH: The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws may be adopted, only by the stockholders holding a majority of the outstanding common stock of the Corporation.

          EIGHTH: All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article EIGHTH shall adversely affect any rights of any person pursuant to this Article EIGHTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

          NINTH:   No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment."

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Restated Certificate of Incorporation this 6th day of October, 1997.

                                    COLLEGE TELEVISION NETWORK, INC.

                                    By: /s/ Jason Elkin
                                    ------------------------------------------
                                    Jason Elkin, Chief Executive Officer
                                    and Chairman of the Board

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                         ARTICLES OF AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       COLLEGE TELEVISION NETWORK, INC.

     College Television Network, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                      1.

     The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the first paragraph of Article Four of the Restated Certificate of Incorporation in its present form and substituting in lieu thereof a new first paragraph of Article Four in the following form:

          "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty Two Million (52,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $0.005, and Two Million (2,000,000) shares will be Preferred Stock, par value $0.001 per share."

                                      2.

     The amendment to the Restated Certificate of Incorporation set forth in these Articles of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) in lieu of a meeting and vote of directors, all of the directors having duly consented in writing to the adoption of such amendment, and (b) in lieu of a meeting and vote of the shareholders, a majority of the shareholders of the Corporation who would have been entitled to vote upon such amendment if a meeting of shareholders were called and held having duly consented in writing to the adoption of such amendment.

                                      3.

     The effective date of these Articles of Amendment shall be June 3, 1998.

     In witness whereof, the undersigned, a duly authorized officer of the Corporation, has executed these Articles of Amendment and does hereby declare and certify, under the penalties of perjury, that this is his act and deed and the facts herein are true, as of this 29th day of May, 1998.

                                   COLLEGE TELEVISION NETWORK, INC.


                                   By: /s/ Jason Elkin
                                      ------------------------------------------
                                        Jason Elkin, Chief Executive Officer